Exhibit 10.85.5

FIFTH AMENDMENT

TO

CREDIT AGREEMENT

Dated as of December 5, 2002

This FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is among MICROSEMI CORPORATION, a Delaware corporation (the “Borrower”), the several financial institutions party to the Credit Agreement referred to below (collectively, the “Lenders”; individually, a “Lender”), COMERICA BANK-CALIFORNIA, as administrative agent for the Lenders (the “Administrative Agent”).

PRELIMINARY STATEMENTS:

(1)    The Borrower, the Lenders and the Administrative Agent have entered into that certain Credit Agreement dated as of April 2, 1999, as amended by that certain First Amendment to Credit Agreement dated as of June 25, 1999, that certain Second Amendment to Credit Agreement dated as of February 14, 2000, that certain Third Amendment to Credit Agreement dated as of April 2, 2001 and that certain Fourth Amendment to Credit Agreement dated as of May 25, 2002 (as so amended the “Credit Agreement”; capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement).

(2)    Pursuant to those certain Lender Assignment Agreements of even date herewith, each Lender (other than Comerica Bank-California) has assigned and transferred all of its Commitments to Comerica Bank-California and Comerica Bank-California is now the sole Lender under the Credit Agreement.

(3)    Pursuant to that certain Assignment Agreement of even date herewith, Canadian Imperial Bank of Commerce has assigned and transferred to Comerica Bank-California all of its rights and duties as Administrative Agent and Issuer under the Credit Agreement and Loan Documents.

(4)    The Borrower has requested that the Administrative Agent and the Lenders make certain amendments to the Credit Agreement, including, without limitation, increasing the availability under the Revolving Loan Commitment to $30,000,000 and extending the Stated Maturity Date until March 31, 2004.

(5)    The Administrative Agent and the Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrower.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.  Amendments to Credit Agreement.    Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement is hereby amended as follows:

(a)	The cover page to the Credit Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit A hereto.

(b)	The preamble to the Credit Agreement is hereby amended by deleting “Canadian Imperial Bank of Commerce (“CIBC”)” and replacing it with “Comerica Bank-California (“Comerica”)”.

(c)	The third recital of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“WHEREAS, the Borrower desires to obtain Commitments from the Lenders pursuant to which Loans and Letters of Credit, in the maximum aggregate principal amount at any one time outstanding not to exceed $30,000,000, will be made to, or issued for the account of, the Borrower from time to time prior to the Stated Maturity Date; and”

(d)	The definition of the term “Applicable Margin” is hereby amended by deleting the columns in the chart set forth therein relative to the Term Loans.

(e)	Section 1.1 of the Credit Agreement is hereby amended by deleting the following definitions: “Arranger and Bookrunner”, “Term Loan”, “Term Loan Commitment”, “Term Loan Commitment Amount”, “Term Loan Commitment Termination Date” and “Term Note”.

(f)	Section 1.1 of the Credit Agreement is hereby amended by deleting the definition “CIBC”. Except as otherwise provided herein, all references to “CIBC” in the Credit Agreement shall hereinafter be deemed to refer to “Comerica”.

(g)	The definition of the term “Consolidated Net Worth” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Consolidated Net Worth” means the consolidated net worth of the Borrower and its Subsidiaries minus all intangible assets of the Borrower and its Subsidiaries.”

(h)	The definition of the term “Quick Ratio” in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Quick Ratio” means the ratio of (a) cash, Cash Equivalent Investments, and consolidated current receivables of the Borrower and its Subsidiaries as of the last statement of any Fiscal Quarter to (b) consolidated current liabilities of the Borrower and its Subsidiaries (calculated in accordance with GAAP) as of the day of such Fiscal Quarter plus the principal amount of all Loans outstanding hereunder and minus the current portion of any such Person’s long term Indebtedness.”

(i)	The definitions of the following terms in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Commitment” means a Lender’s Revolving Loan Commitment.

“Commitment Amount” means the Revolving Loan Commitment Amount.

“Commitment Termination Date” means the Revolving Loan Commitment Termination Date.

“L/C Issuer” shall mean Canadian Imperial Bank of Commerce (“CIBC”) in the case of the Letter of Credit SYN0010021 dated March 31, 2000 and issued in favor of BNY Western Trust Company (the “CIBC Letter of Credit”) and in all other cases, Comerica, and its successors and assigns or with the consent of Comerica, the Borrower and any Lender, such other Lender.

“Loan” means a Revolving Loan.

“Note” means a Revolving Note.

“Revolving Loan Commitment Amount” means, on any date, $30,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

“Stated Maturity Date” means March 31, 2004.

(j)	Clause (d) of the definition of the term “Interest Period” in Section 1.1 of the Credit Agreement is hereby amended by deleting the following therefrom:

“in the case of Interest Periods for Revolving Loans, or the date set forth in clause (b) of the definition “Stated Maturity Date”, in the case of Interest Periods for Term Loans.”

(k)	There shall be added to the Credit Agreement a new definition of the term “Comerica” reading in its entirety as follows:

“Comerica” is defined in the preamble.

(l)	Section 2.1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Section 2.1.1. [Intentionally Omitted].”

(m)	Subsection (a) of Section 2.1.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) [Intentionally Omitted].”

(n)	Section 2.3 of the Credit Agreement is hereby amended by deleting the following clause therefrom:

“may prior to the date of its initial Borrowing hereunder irrevocably request that a Borrowing of Term Loans be made,”.

(o)	The last sentence of the first paragraph of Section 2.7 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Except for the CIBC Letter of Credit, in no event shall any Letter of Credit have an expiration date later than the Stated Maturity Date”.

(p)	The first sentence of the final paragraph of Section 2.7 of the Credit Agreement is hereby amended by deleting the phrase “prior to the Stated Maturity Date for Revolving Loans”.

(q)	Section 3.1 of the Credit Agreement is hereby amended by deleting subsections (c), (d), (e), (f) and (g) therefrom and relabeling subsection (h) as subsection (c).

(r)	Section 3.1 of the Credit Agreement is further amended by deleting the first sentence of the penultimate paragraph and by deleting the final paragraph therefrom.

(s)	The first sentence of Section 3.3.2 of the Credit Agreement is hereby amended by adding the following clause immediately prior to the end thereof “, minus the amount of any Fronting Fee paid to L/C Issuer pursuant to the terms of the following sentence.”

(t)	Section 6.6 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 6.6. No Material Adverse Change. Since September 30, 2002, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries, except as set forth on Schedule 6.6.

(u)	Section 7.2.4(b) is hereby amended and restated in its entirety to read as follows:

“(b) Its Consolidated Net Worth to be less than $130,000,000.”

(v)	Section 7.2.4(c) is hereby amended and restated to read in its entirety as follows:

“(c) Its Quick Ratio to be less than 0.9 to 1.0.”

(w)	Section 7.2.4(e) is hereby amended and restated in its entirety to read as follows:

“(e) Its EBITDA to be less than $18,000,000 as of the fiscal quarters ending December 31, 2002, March 31, 2003 and June 30, 2003 or to be less than $23,000,000 as of September 30, 2003 or the end of any fiscal quarter thereafter.”

(x)	Section 7.2.7 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 7.2.7. Capital Expenditures, etc. The Borrower will not, and will not permit any of its Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year, except Capital Expenditures which do not aggregate in excess of the amount set forth below opposite such Fiscal Year:

2002	$20,000,000
2003	$20,000,000
2004	$20,000,000

(y)	Section 7.2.8 of the Credit Agreement is hereby amended by deleting the figure “$4,000,000” and replacing it with the figure “$5,000,000”.

(z)	Section 7.2.10 of the Credit Agreement is hereby amended by amending subsection (b) thereof by deleting the phrase “since the Effective Date” and replacing it with “since September 30, 2002”.

(aa)	There shall be added to the Credit Agreement a new Section 7.2.13 reading in its entirety as follows:

SECTION 7.2.13. Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries, to consolidate with or merge into any other Person or acquire all or substantially all of the stock or assets of any Person other than the Borrower or another Subsidiary unless the aggregate fair market value of the stock or assets acquired (whether through merger, consolidation, acquisition or otherwise) for all such transactions does not exceed $5,000,000 in any Fiscal Year.

(bb)	Schedule I of the Credit Agreement is hereby amended and restated to read in its entirety as set forth on Schedule I hereto.

(cc)	Exhibit B to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“[Intentionally Omitted]”.

(dd)	The Credit Agreement is hereby amended by replacing Schedules 6.6, 6.7, 6.8, 6.12, 6.13, 7.2.2(b), 7.2.2(c), 7.2.5(a) and the Disclosure Schedule with the Schedules in the form attached.

Section 2. Conditions to Effectiveness. The amendments in Section 1 of this Amendment shall be effective as of the date hereof, subject to the Administrative Agent’s receipt of the following on or before December 31, 2002:

(a)	counterparts of this Amendment executed by the Administrative Agent, the Borrower and all Lenders;

(b)	an amendment and consent to the Guaranty, in form and substance satisfactory to the Agent, duly-executed by each Guarantor;

(c)	an amendment to Security Agreements, in form and substance satisfactory to the Agent, duly-executed by the Borrower and each Guarantor;

(d)	duly-executed UCC financing statements in form and substance satisfactory to the Agent, (i) assigning to Comerica Bank-California all rights of the previous Agent and (ii) perfecting the Agent’s security interest in the property described in the Security Agreements;

(e)	amendments, in form and substance satisfactory to the Agent, to each of the Mortgages, together with such endorsements to the mortgagee title insurance policies in favor of the Agent and the Lenders as the Agent may reasonably request;

(f)	a new promissory from the Borrower in favor of Comerica Bank-California; and

(g)	such other documentation as the Administrative Agent or any Lender shall reasonably request.

Section 3. Representations and Warranties. The Borrower represents and warrants as follows:

(a)	Authority: Enforceability. The Borrower has the requisite corporate power and authority to execute, deliver and perform this Amendment, and to perform its obligations under the Credit Agreement as amended hereby. The execution, delivery and performance by the Borrower of this Amendment, and the consummation of the transactions contemplated hereby, have been duly approved by the Board of Directors of the Borrower and no other corporate proceedings on the part of the Borrower are necessary to consummate such transactions. This Amendment has been duly executed and delivered by the Borrower. Each of this Amendment and the Credit Agreement as amended hereby constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

(b)	Loan Document Representations and Warranties. The representations and warranties contained in each Loan Document are true and correct on and as of the date hereof, before and after giving effect to this Amendment, as though made on and as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

(c)	Absence of Default. No event has occurred and is continuing, or would result from the effectiveness of this Amendment, that constitutes a Default.

Section 4. Reference to and Effect on the Loan Documents. (a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(a)	Except as specifically amended above, the Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(b)	The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

Section 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COMERICA BANK-CALIFORNIA, as Administrative Agent

By:

Name:

Title:

Address:	Comerica Bank-California 611 Anton Boulevard, Suite 100 Costa Mesa, CA 92626 Telephone: 714-940-6766 Facsimile: 714-940-6719 Attention: Dan McGregor

COMERICA BANK-CALIFORNIA, as a Lender

By:

Name:

Title:

Address:	Comerica Bank-California 611 Anton Boulevard, Suite 100 Costa Mesa, CA 92626 Telephone: 714-940-6766 Attention: Dan McGregor Facsimile: 714-940-6719

This Amendment is approved and

accepted as of the date first above written

MICROSEMI CORPORATION

By:
Name:
Title:

EXHIBIT A

CREDIT AGREEMENT

dated as of April 2, 1999,

as amended,

among

MICROSEMI CORPORATION

as the Borrower,

and

CERTAIN COMMERCIAL LENDING INSTITUTIONS,

as the Lenders,

and

COMERICA BANK-CALIFORNIA

as the Agent for the Lenders

SCHEDULE 1

LENDER	PERCENTAGE
Comerica Bank – California	100%
Total	100%